Exhibit 99.1


                             JOINT FILING AGREEMENT


         The undersigned hereby agree that the Statement on Schedule 13D, dated November 13, 2000, (the "Schedule 13D"), with respect to the Common Stock, $0.01 par value, of Tutogen Medical, Inc. is, and any amendments thereto executed by each of us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) (1) (iii) under the Securities and Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to the Schedule 13D. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 10th day of November, 2000.


                              SULZER AG



                              By:     /s/ Roman Beran
                                 -----------------------------------------------
                              Name:   Roman Beran
                              Title:  Deputy Vice President and General Counsel,
                                      Head of Legal Department


                              By:     /s/ Kurt Haegi
                                 -----------------------------------------------
                              Name:   Kurt Haegi
                              Title:  Secretary General


                              SULZER MEDICA LTD.



                              By:     /s/ Andre Buchel
                                 -----------------------------------------------
                              Name:   Andre Buchel
                              Title:  President and Chief Executive Office


                              By:     /s/ Vanessa Oelz
                                 -----------------------------------------------
                              Name:   Vanessa Oelz
                              Title:  Secretary General

                              SULZER MEDICA USA HOLDING CO.



                              By:     /s/ David S. Wise
                                 -----------------------------------------------
                              Name:   David S. Wise
                              Title:  Secretary


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